EXHIBIT 10.52

Second Amendment to the
Farmer Bros. Co. Amended and Restated Employee Stock Ownership Plan
WHEREAS, the Board of Directors of Farmer Bros. Co. and the Administrative Committee of the Farmer Bros. Co. Qualified Employee Retirement Plans have approved and authorized an amendment to the Farmer Bros. Co. Amended and Restated Employee Stock Ownership Plan (the “ESOP”) to provide for the freezing of the ESOP such that (i) no employees of the Company may commerce participation in the ESOP on or after December 31, 2018; (ii) no Company contributions shall be made to the ESOP with respect to services performed or compensation received after December 31, 2018; and (iii) the ESOP accounts of all individuals who are actively employed by the Company and participating in the ESOP on December 31, 2018 shall be fully vested as of such date.
NOW, THEREFORE, the undersigned officer of Farmer Bros. Co. hereby executes this amendment effective as of December 31, 2018, which modifies the ESOP in the following respects:

1.	Section 2.01 of the ESOP is revised to add a new fourth sentence, to read as follows:
“Notwithstanding the foregoing, no Eligible Employee shall become a Member on or after December 31, 2018.”

2.	Section 2.02 of the ESOP is revised to add a new third sentence, to read as follows:
“Notwithstanding the foregoing, no person reemployed by the Employer as an Eligible Employee shall become a Member on or after December 31, 2018.”

3.	Section 2.03 of the ESOP is revised to add a new second sentence, to read as follows:
“Notwithstanding the foregoing, the Employer shall not make any Employer Contributions to the Plan with respect to Compensation paid after December 31, 2018.”

4.	Section 3.01(a) of the ESOP is revised to add a new sixth sentence, to read as follows:
“Notwithstanding the foregoing, the Employer shall not make any Employer Contributions to the Plan with respect to any Hours of Service completed or Compensation paid after December 31, 2018.”

5.	The first sentence of Section 3.01(c) of the ESOP is revised to read as follows:
“Notwithstanding paragraphs (a) and (b) above, each Employer may make an additional Employer Contribution to the Plan, in Company Stock or cash, at a time and in an amount determined by the Board of Directors; provided that the Employer shall not make any Employer Contributions to the Plan after December 31, 2018;”

6.	A new Section 6.01(e) is added to the ESOP to read as follows:
“(e)    A Member who was actively employed by the Employer on December 31, 2018 shall be fully vested in, and have a nonforfeitable right to, his/her Account as of December 31, 2018.”
THEREFORE, this Amendment is hereby executed effective as of December 31, 2018.

FARMER BROS. CO.
By:	/s/ David G. Robson
Title:	Treasurer and Chief Financial Officer
Dated as of December 31, 2018